UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)       January 20, 2009

INSPIRE PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

       Delaware                                    000-31135                            04-3209022
(State or Other Jurisdiction                   (Commission                               (IRS Employer
           of Incorporation)                            File Number)                            Identification No.)

4222 Emperor Boulevard, Suite 200, Durham, North Carolina            27703-8466
(Address of Principal Executive Offices)                                                     (Zip Code)

Registrant's telephone number, including area code          (919) 941-9777

____________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       Other Events.

Inspire Pharmaceuticals, Inc. has been notified that Boehringer Ingelheim and Allergan, Inc. have received notices of Paragraph IV certifications from Cypress Pharmaceutical, Inc., Paddock Laboratories, Inc. and Sandoz Inc. advising that each company has filed an Abbreviated New Drug Application, or ANDA, for generic versions of Elestat®, epinastine hydrochloride ophthalmic solution, 0.05%.

Elestat was developed by Allergan for the prevention of ocular itching associated with allergic conjunctivitis, pursuant to an agreement with Boehringer Ingelheim. In December 2003, Inspire entered into an agreement with Allergan to co-promote Elestat in the United States. In February 2004, Inspire launched Elestat in the United States.

On September 30, 2008 the U.S. Patent and Trademark Office, or USPTO, issued a method of treatment patent related to Elestat. This patent, U.S. Patent No. 7,429,602, was issued to an affiliate of Boehringer Ingelheim, the developer of the invention, and expires on November 29, 2020. Each ANDA notice alleges that U.S. Patent No. 7,429,602 is invalid, unenforceable and/or will not be infringed by the respective ANDA applicant's manufacture, use, sale, or offer for sale of the drug for which the ANDA was submitted.

Boehringer Ingelheim and Allergan are currently reviewing the details of the notices. Inspire has been informed that the Paddock notice was received in late December 2008 and the Cypress notice was received in early January 2009, and believes that the Sandoz notice was received on or about January 19, 2009. The patent owner, Boehringer Ingelheim, has 45 days from the date of receipt of a Paragraph IV certification to commence a patent infringement lawsuit against the ANDA applicant that would result in an automatic stay, or bar, of the U.S. Food and Drug Administration's approval of the respective ANDA for up to 30 months or until a final court decision in the infringement suit in favor of the ANDA applicant, whichever occurs first.

Boehringer Ingelheim and Allergan may receive notices of additional Paragraph IV certifications from other companies seeking to market generic versions of Elestat in the future.

Forward-Looking Statements

The forward-looking statements in this report relating to management's expectations and beliefs are based on preliminary information and management assumptions. Specifically, no assurances can be made with respect to: the actions of Allergan and Boehringer Ingelheim, over which Inspire has no control; any decision by Boehringer Ingelheim to commence patent infringement lawsuits against Cypress, Paddock, Sandoz or any other ANDA applicant; the manner (if any) that Boehringer Ingelheim pursues protection of its intellectual property in relation to Elestat; the length of the automatic stays (if any) that would bar the U.S. Food and Drug Administration from approving the ANDAs relating to Elestat; whether or not Boehringer Ingelheim and Allergan may receive notice from any other companies seeking to market generic versions of Elestat in the future. Such forward-looking statements are subject to a wide range of risks and uncertainties that could cause results to differ in material respects, including those relating to product development, revenue, expense and earnings expectations, the seasonality of Elestat, intellectual property rights, adverse litigation developments, competitive products, results and timing of clinical trials, success of marketing efforts, the need for additional research and testing, delays in manufacturing, funding, and the timing and content of decisions made by regulatory authorities, including the U.S. Food and Drug Administration. Further information regarding factors that could affect Inspire's results is included in Inspire's filings with the SEC. Inspire undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                         Inspire Pharmaceuticals, Inc.

                                                                         By: /s/ Christy L. Shaffer, Ph.D.
                                                                                    Christy L. Shaffer, Ph.D.,
                                                                                    President and Chief Executive Officer

Dated: January 20, 2009